Exhibit 10.1
SUBSCRIPTION AGREEMENT
FOR
CANYON RESOURCES CORPORATION
     Canyon Resources Corporation, a Delaware corporation (the “Company”), and                                             (“Investor”), in consideration of the mutual promises contained in this Subscription Agreement (this “Agreement”) and the performance and payment described in this Agreement, the sufficiency of which is hereby acknowledged, mutually agree as follows:
     1. Subscription. Investor hereby subscribes for and offers to purchase           shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company at a purchase price of $0.561 per share for an aggregate purchase price of $           (the “Purchase Price”). In addition, as part of the subscription (and for no additional consideration), Investor shall be issued            Series A warrants, at an exercise price of $0.64 per share and exercisable for one (1) year from the effective date of the Initial Registration Statement (as defined in Section 5(b) hereof) commencing on the date that is six (6) months from the date of issuance (the “Series A Warrants”); and (B)            Series B warrants, at an exercise price of $0.704 per share and exercisable for four (4) years from the date of issuance commencing on the date that is six (6) months from the date of issuance (the “Series B Warrants” and together with Series A Warrants, the “Warrants”). Each whole Series A Warrant and Series B Warrant will be exercisable into one (1) share of Common Stock (the “Warrant Shares” and collectively with the Shares and the Warrants, the “Securities”).
     2. Representations and Warranties of Investor. Investor hereby represents and warrants as follows:
     (a) Investor is experienced in evaluating and investing in mining companies such as the Company. Investor has substantial knowledge regarding, and experience in, financial and business matters, including knowledge and experience in investing in and evaluating private placement transactions of securities in companies similar to the Company. Investor is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect his, her or its own interests. Investor has been furnished all information necessary to enable it to evaluate the merits and risks of an investment in the Company.
     (b) Investor is acquiring the Securities for investment for his, her or its own account and not with a view to, or for resale in connection with, any distribution thereof, except in compliance with applicable securities laws, and Investor has no present intention of selling or distributing the Securities, and will not sell or distribute such Securities; provided, however, that by making the representations herein, Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Investor understands that as of the date of this Agreement the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”). Investor understands that Investor has neither the right to require the Company or any underwriter to register the Securities under the Act or state securities laws at any time nor the right to join in any future registration of shares of capital stock by the Company except as set forth herein.

     (c) Investor acknowledges that, because the Securities have not been registered under the Act, the Securities that Investor receives at the closing of its investment must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Act that permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the resale occurring not less than one year after a party has purchased and paid for the security to be sold. Investor understands that at the present time Rule 144 is not applicable with respect to the Securities and may not be applicable in the future.
     (d) Investor has read, understood, and is familiar with the Company’s public filings available at the Securities and Exchange Commission’s (the “Commission”) website and has had an opportunity to discuss in detail the Company’s business, management and financial affairs with, and to ask questions of, the Company’s executive officers with regard to the Company, its businesses and other information relevant to Investor, and has reviewed all documents and records of the Company which the Company has provided in response to Investor’s request and has had an opportunity to request and review all documents necessary to fully evaluate the investment decision.
     (e) Investor is financially able to bear the economic risk of investment in the Securities, including a total loss of investment. Investor has adequate means of providing for its current needs and has no need for liquidity in its investment in the Securities and has no reason to anticipate any material change in its financial condition in the foreseeable future. Investor understands that the acquisition of the Securities is an investment involving a risk of loss and there is no guarantee that Investor will realize any gain from such investment, and that he, she or it could lose the total amount of such investment. Investor understands that neither the Commission nor any other U.S. federal or state agency has reviewed the proposed offering of Securities or made any finding or determination of fairness of the offering of Securities or any recommendation or endorsement of such investment.
     (f) No representations or warranties have been made to Investor by the Company or any of its agents, managers, employees or affiliates, and in entering into the present transaction Investor is not relying on any information, other than from the results of independent investigation by Investor. Investor understands that the Securities are being offered to him, her or it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Securities.
     (g) Investor has not been organized for the specific purpose of acquiring Securities.
     (h) Investor has its principal residence in the state or jurisdiction set forth on the signature page to this Agreement, and the address and social security number or federal tax identification number, if any, set forth below is the true and correct address and social security number or federal tax identification number of Investor. Investor has no present intention of becoming a resident of another state or jurisdiction.

     (i) The information set forth in this Agreement is true, complete and correct, and Investor is aware that the Company and its counsel will rely on the information, representations and warranties set forth in this Agreement in accepting or rejecting Investor’s offer to purchase the Securities. Investor has accurately and fully completed the Accredited Investor Certification attached as Exhibit A to this Agreement, which is incorporated in this Agreement by this reference. Investor represents that the information contained in Exhibit A to this Agreement is complete and accurate and may be relied upon by the Company and its officers, directors, and control persons. Investor hereby covenants to notify the Company immediately of any material change in any of the information contained in Exhibit A prior to the acceptance by the Company of his, her or its subscription.
     (j) Investor acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him, her or it and that no public solicitation or advertisement with respect to the offering of the Securities has been made to him, her or it.
     (k) Investor understands that his, her or its subscription for the Securities is subject to acceptance by the Company, in whole or in part, and understands that his, her or its subscription offer may not be withdrawn.
     (l) Investor has not made an overall commitment to investments that are not readily marketable that is disproportionate to his, her or its net worth, and his, her or its investment in the Securities will not cause such overall commitment to become excessive.
     (m) Investor is an “accredited investor,” as such term is defined under Rule 501 of Regulation D promulgated under the Act. Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Investor is not a broker-dealer.
     (n) During the period from the day Investor was initially contacted by Kuhn Brothers, Inc. (“Kuhn Brothers”) regarding a potential investment in the Company until the date hereof, neither Investor nor, to any Investor’s knowledge, any affiliate of such Investor that (i) has or had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (iii) is subject to such Investor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock (each, a “Prohibited Transaction”). Such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until the earlier of (A) such time as the transactions contemplated by this Agreement are closed and publicly announced and (B) this Agreement is terminated.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor (except as set forth in the Commission Documents (as defined in Section 3(f)) or on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:
     (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 3(g)) or own securities of any kind in any other entity. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement and the Warrants in any material respect.
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Warrants and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of this Agreement and the Warrants shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
     (c) Capitalization. The authorized capital stock of the Company as of May 15, 2007 is set forth on Schedule 3(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.
     (d) Issuance of Securities. The Shares and the Warrants have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrants, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.
     (e) No Conflicts. The execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement (as defined in Section 3(t)) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations, the American Stock Exchange prior to or subsequent to the Closing, or any registration provisions provided in this Agreement).
     (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”) within the past 12 calendar months. At the times of their respective filings, the Form 10-Q for the fiscal quarters ended March 31, 2007, September 30, 2006 and June 30, 2006 (collectively, the “Form 10-Q”) and the Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q and Form 10-K, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     (g) Subsidiaries. Schedule 3(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.
     (h) No Material Adverse Change. Since March 31, 2007, the Company has not experienced or suffered any Material Adverse Effect.
     (i) No Undisclosed Liabilities. Since March 31, 2007, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.
     (j) No Undisclosed Events or Circumstances. Since March 31, 2007, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     (k) Indebtedness. Schedule 3(k) hereto sets forth as of March 31, 2007 all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness, except for any such default that would not have a Material Adverse Effect.
     (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for the paramount title of the United States with respect to unpatented mining claims and those that, individually or in the aggregate, do not cause a Material Adverse Effect. All such leases of the Company and each of its Subsidiaries, to the knowledge of the Company, are valid and subsisting and in full force and effect.
     (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or the Warrants or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, would have a Material Adverse Effect.
     (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect.

     (o) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable, except to the extent being disputed in good faith or would not have a Material Adverse Effect. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.
     (p) Certain Fees. Except for placement agent fees to be paid to Kuhn Brothers to the terms of that letter agreement, effective April 26, 2007, by and between the Company and Kuhn Brothers, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with this Agreement.
     (q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to Investor by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
     (r) Operation of Business. The Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, the failure of which will not have a Material Adverse Effect.
     (s) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s management, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

     (t) Material Agreements. Except for this Agreement and the Warrants (with respect to clause (i) only), or as would not have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.
     (u) Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents, that is not so disclosed in the Commission Documents.
     (v) Securities Act of 1933. Based in material part upon the representations herein of Investor, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor, to the Company’s knowledge, anyone acting on its behalf, directly or indirectly, has sold, offered to sell or solicited offers to buy any of the Securities or similar securities to, or solicited offers with respect thereto from, or entered into any negotiations relating thereto with, any person, or has taken any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of any of the Securities.
     (w) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any Subsidiary has any employment contract, non-competition agreement an/or non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since March 31, 2007, no officer, consultant or key employee of the Company or any Subsidiary, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary, whose termination, either individually or in the aggregate, would have a Material Adverse Effect.
     (x) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

     (y) Delisting Notification. The Company has not received notice (written or oral) from the American Stock Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of such market.
     (z) No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Act that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings that would violate Regulation D and Rule 506 thereof under the Act. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review, and since June 2, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.
     (aa) Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.
     (bb) Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth on Schedule 3(bb) hereto. The transfer agent is eligible to transfer shares of Common Stock through The Depository Trust Company.
     (cc) Independent Nature of the Investor. The Company acknowledges that the obligations of the Investor under this Agreement are several and not joint with the obligations of any third party investor of the Company’s securities, and the Investor shall not be responsible in any way for the performance of the obligations of any third party investor of the Company’s securities. The Company acknowledges that the decision of the Investor to purchase Securities pursuant to this Agreement has been made by the Investor independently of any third party investor of the Company’s securities. Nothing contained herein or in any other agreement of any such third party investor, and no action taken by the Investor pursuant to this Agreement or any such third party investor pursuant thereto, shall be deemed to constitute the Investor and any third party investor of the Company’s securities as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Investor and any such third party investor of the Company’s securities are in any way acting in concert or as a group with respect to any matters. The Investor acknowledges that no third party investor of the Company’s securities has acted as agent for the Investor in connection with making its investment hereunder and that no third party investor of the Company’s securities will be acting as agent of the Investor in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. The Company acknowledges that the Investor shall be entitled to independently protect and enforce its rights. To the extent that any such third party investors purchase the same or similar securities as the Investor hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Investor, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Investor or any such third party investor. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by this Agreement include only the transaction between the Company and the Investor and do not include any other transaction between the Company and any other third party investor of the Company’s securities. The Investor acknowledges that it has retained its own individual counsel with respect to the transactions contemplated by this Agreement.
     4. Covenants of the Company. The Company covenants with Investor as follows, which covenants are for the benefit of Investor and its permitted assignees.
     (a) Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Investor, or its subsequent holders.
     (b) Registration and Listing. The Company shall use its commercially reasonable efforts (i) to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) to comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) to comply with all requirements related to any registration statement filed pursuant to this Agreement, and (iv) to not take any action or file any document (whether or not permitted by the Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing or trading of its Common Stock on the American Stock Exchange or any successor market. The Company shall promptly file an “Additional Listing Application” for, or in connection with, the issuance and delivery of the Shares and the Warrant Shares with the American Stock Exchange.
     (c) Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, Investor or any employees, agents or representatives thereof, so long as Investor shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares and any requested information is not publicly available on EDGAR or the Company’s website, for purposes reasonably related to Investor’s interests as a stockholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees. Notwithstanding any of the foregoing, nothing herein shall obligate the Company to provide to

Investor, or any advisors or representatives or underwriters, any material nonpublic information. The Company shall not disclose material nonpublic information to Investor, or to advisors to or representatives of Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and if Investor wishes to obtain such information it shall enter into an appropriate confidentiality agreement with the Company with respect thereto.
     (d) Compliance with Laws. The Company shall use its commercially reasonable efforts to comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, except where such noncompliance would not have a Material Adverse Effect.
     (e) Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.
     (f) Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, or if the Company ceases making these periodic reports available via its website without charge, then the Company shall furnish the following to Investor so long as Investor shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:
          (i) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;
          (ii) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and
          (iii) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.
     (g) Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under this Agreement or the Warrants.
     (h) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company for (1) underground test mining and exploration at the Company’s Briggs Mine, (2) ongoing permitting and feasibility work at the Company’s Reward Project and (3) general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

     (i) Reporting Status. So long as Investor beneficially owns any of the Securities, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.
     (j) Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) on the day of the initial closing hereunder but in no event later than 9:00 A.M. Eastern Time on the first Trading Day (as defined below) following the Closing Date (as defined in Section 5(a)(i)). The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of each series of Warrant and the Press Release) as soon as practicable following the Closing Date under this Agreement but in no event more than two (2) Trading Days following the Closing Date, which Press Release shall be subject to prior review and comment by counsel to Investor. “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.
     (k) Disclosure of Material Information. The Company covenants and agrees that neither it nor, to the Company’s knowledge, any other person acting on its behalf has provided or will provide Investor or its agents or counsel with any information that the Company believes constitutes material nonpublic information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.
     (l) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Investor effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement; provided that Investor and its pledgee shall be required to comply all applicable securities laws in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At Investor’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by Investor.
     5. Registration Rights.
     (a) Definitions. As used in this Section 5, the following terms shall have the following meanings:
     (i) “Closing Date” means as soon as practicable and as agreed by the parties hereto within three business days following the execution of this Agreement, or such later time and date as may be agreed by the parties, but in no event prior to the date the Company’s Additional Listing Application related to this offering is approved by the American Stock Exchange.
     (ii) “Person” means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or governmental agency or political subdivision thereof.
     (iii) “Registrable Shares” means (A) the Shares, (B) the Warrant Shares, and (C) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, however, that a Share or Warrant Share shall cease to be a Registrable Share for purposes of this Section 5 when it no longer is a Restricted Share.
     (iv) “Restricted Share” means any Share or Warrant Share except any that (A) have been registered pursuant to an effective registration statement under the Act and sold in a manner contemplated by the prospectus included in such registration statement, (B) have been transferred in compliance with the resale provisions of Rule 144 under the Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Act (or any successor provision thereto), or (C) otherwise have been transferred and a new share of Common Stock not subject to transfer restrictions under the Act has been delivered by or on behalf of the Company.
     (b) Registration Statements; Expenses. The Company shall:
     (i) file in a timely manner a Form D relating to the sale of the Shares and the Warrants under this Agreement, pursuant to Regulation D as promulgated by the Commission;
     (ii) as soon as practicable after the Closing Date, but in no event later than the 45th day following the Closing Date (subject to receipt of necessary information from Investors), prepare and file with the Commission a registration statement on Form S-3 (or, if the Company is not eligible to use Form S-3, then on Form S-1) relating to the sale of the Registrable Shares by Investor from time to time on the American Stock Exchange (or the facilities of any national securities exchange or automated quotation system on which the Company’s Common Stock are then traded or quoted) or in privately negotiated transactions (the “Initial Registration Statement”); provided, however, to the extent the Commission does not permit the entire amount of Registrable Shares to be registered on the Initial Registration Statement due to Rule 415 limitations, the Company shall exclude some or all of the Warrant Shares underlying the Series B Warrants (the “Holdback Shares”) from the Initial Registration Statement and file an additional registration statement (the “Additional Registration Statement” and together with the Initial Registration Statement, the “Registration Statements”) covering such Holdback Shares upon the six (6) month anniversary of the Initial Registration Statement going effective;
     (iii) provide to Investors any information required to permit the sale of the Company’s Common Stock under Rule 144 of the Act;

     (iv) subject to receipt of necessary information from Investors, use its commercially reasonable efforts to cause (A) the Initial Registration Statement to be declared effective under the Act as promptly as possible after the filing thereof, but in any event prior to the 120th day following the Closing Date, and (B) the Additional Registration Statement declared effective under the Act prior to the 90th day following the six (6) month anniversary of the Initial Registration Statement being declared effective;
     (v) prepare and file with the Commission such amendments and supplements to the Registration Statements and the prospectuses and take such other action, if any, as may be necessary to keep the Registration Statements effective until the earlier of (A) the date on which the Registrable Shares may be resold without registration and without regard to any volume limitations by reason of Rule 144(k) under the Act or any other rule of similar effect or (B) all of the Registrable Shares have been sold pursuant to the Registration Statements or Rule 144 under the Act or any other rule of similar effect (the “Effectiveness Period”);
     (vi) (A) prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statements as may be necessary to keep the Registration Statements continuously effective as to the applicable Registrable Shares for the Effectiveness Period; (B) cause the related prospectuses to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Act; (C) file the final prospectuses pursuant to Rule 424 of the Act no later than the effective time of the Registration Statements; and (D) comply in all material respects with the provisions of the Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by the Registration Statements during the Effectiveness Period in accordance with the intended methods of disposition by the Investor set forth in the Registration Statements as so amended or in such prospectuses as so supplemented. The Company shall request that the effective time of the Registration Statements to be either 9:00 a.m. or 4:00 p.m. Eastern Time on the effective date;
     (vii) notify the Investor as promptly as possible (and, in the case of (C) below, on the same day of receipt by the Company of such notice from the Commission) and (if requested by any such Person) confirm such notice in writing no later than one (1) business day following the day (A) (x) when the Commission notifies the Company whether there will be a “review” of any of the Registration Statements and whenever the Commission comments in writing on such Registration Statement and (y) with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statements or prospectuses or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of either or both Registration Statements covering any or all of the Registrable Shares or the initiation or threatening of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (E) of the occurrence of any event that makes any statement made in the Registration Statements or prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statements, prospectuses or other documents so that, in the case of the Registration Statements or the prospectuses, as the case may be, they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (viii) promptly furnish to Investor with respect to the Registrable Shares registered under the Registration Statements such reasonable number of copies of the prospectuses, including any supplements to or amendments of the prospectus, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Investors, but only in the event such prospectuses (and any supplements or amendments) are not filed with the Commission;
     (ix) during the period when copies of the prospectus(es) are required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder; and
     (x) bear all expenses in connection with the procedures in paragraphs (i) through (ix) of this Section 5(b) and the registration of the Registrable Shares pursuant to the Registration Statements.
     (c) Failure to File Registration Statements and Other Events. The Company and Investor agree that Investor will suffer damages if (i) the Initial Registration Statement is not filed on or prior to the 45th day following the Closing Date or not declared effective by the Commission on or prior to the 120th day following the Closing Date or maintained in the manner contemplated herein during the Effectiveness Period, or (ii) the Additional Registration Statement is not filed on or prior to the six (6) month anniversary of the Initial Registration Statement being declared effective or not declared effective by the Commission on or prior to the 90th day following the six (6) month anniversary of the Initial Registration Statement being declared effective or maintained in the manner contemplated herein during the Effectiveness Period. The Company and Investor further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Initial Registration Statement is not filed on or prior to the 45th day following the Closing Date or the Additional Registration Statement is not filed on or prior to the six (6) month anniversary of the Initial Registration Statement being declared effective, or (B) the Initial Registration Statement is not declared effective by the Commission on or prior to the 150th day following the Closing Date or the Additional Registration Statement is not declared effective by the Commission on or prior to the 120th day following the six (6) month anniversary of the Initial Registration Statement being declared effective, or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement or the Additional Registration

Statement will not be “reviewed,” or not subject to further review, or (D) the Registration Statements are filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Shares at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent registration statement filed with and declared effective by the Commission, or (E) trading in the Common Stock shall be suspended or if the Common Stock is delisted from the American Stock Exchange (or other principal exchange on which the Common Stock is traded) for any reason for more than three (3) business days in the aggregate (any such failure or breach being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (D) after more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, or for purposes of clause (E) the date on which such three (3) business day period is exceeded, being referred to as “Event Date”), the Company shall pay an amount as liquidated damages to Investor equal to 2.0% of the Purchase Price for the first 30-day period or portion thereof and shall pay to Investor liquidated damages equal to 1.0% of the Purchase Price for each subsequent 30-day period or portion thereof from the Event Date until the applicable Event is cured, provided that, (x) the failure to file the Additional Registration Statement or have it declared effective as described in clauses (A) and (B) shall result in liquidated damages equal to 1.0% of the Purchase Price for the first 30-day period or portion thereof and 0.5% of the Purchase Price for each subsequent 30-day period or portion thereof from the Event Date until the applicable Event is cured, and (y) with respect to the Events described in clause (B), the “30-day period” shall be deemed to commence on the 30th day prior to the applicable Event Date; provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Investor pursuant to this Section 5(c) exceed an aggregate of ten percent (10%) of the Purchase Price. The penalties shall not be imposed for a violation of the terms of clause (B) provided that the Company responds to any comments by the Commission within ten (10) days upon receipt, and will communicate any above stated comments with Investor within the same ten (10) day period. Liquidated damages payable by the Company pursuant to this Section 5(c) shall be payable on the first (1st) business day of each thirty (30) day period following the Event Date. Notwithstanding anything to the contrary contained herein, in no event shall any liquidated damages be payable with respect to the Warrants or the Warrant Shares.
     (d) Removal of Legends. Certificates evidencing the Shares and the Warrant Shares shall not contain any legend required under Section 6 hereof if issued in connection with any sale of Registrable Shares with respect to which an Investor has sold or entered into a contact for sale during (i) the Effectiveness Period or (ii) if such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion or instruction letter to the Company’s transfer agent promptly after the date on which each of the Registration Statements is declared effective (the “Effective Date”) if such legal opinion or instruction letter is required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5(d), it will, no later than the three (3) business days following the delivery by Investor to the Company’s transfer agent of a certificate representing the Shares or the Warrant Shares or an affidavit or other evidence reasonably satisfactory to the Company of the loss or destruction of such certificate or warrant, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Shares or Warrant Shares, as the case may be, that is free from all restrictive and other legends.

     (e) Compensation for Buy-In on Failure to Timely Deliver Certificates. In addition to any other rights available to Investor, if the Company fails to cause its transfer agent to transmit to Investor a certificate or certificates representing the Shares or Warrant Shares on or before three (3) business days after delivered to such transfer agent, and if after such date Investor is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Investor of the Shares or Warrant Shares, as applicable, which Investor anticipated receiving after delivery (a “Buy-In”), then the Company shall (1) pay in cash to Investor the amount by which (x) Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock that the Company was required to deliver to Investor times (B) the price at which the sell order giving rise to such purchase obligation was executed, or (2) deliver to Investor the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery obligations hereunder. For example, if Investor purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to transfer of certificates with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay Investor $1,000. Investor shall provide the Company written notice indicating the amounts payable to Investor in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit an Investor’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon presentation for transfer as required pursuant to the terms hereof.
     (f) Indemnification Relating to Registration Statements.
     (i) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, the officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees of the Investor, each Person who controls the Investor (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in the Registration Statements, any prospectuses or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus in which such Investor is participating, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Investor or such other indemnified party furnished in writing to the Company by Investor expressly for use therein. The Company shall notify the Investor promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
     (ii) Indemnification by Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statements, any prospectuses, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Investor or other indemnifying party to the Company specifically for inclusion in the Registration Statement or such prospectus. Notwithstanding anything to the contrary contained herein, the Investor shall be liable under this Section 5(f)(ii) for only that amount as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Shares pursuant to the Registration Statements.
     6. Stock Certificate Restrictions. All certificates representing Securities subject to this Agreement shall bear a legend in substantially the following form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL (INCLUDING, AT THE COMPANY’S OPTION, AN OPINION OF COUNSEL) THAT REGISTRATION IS NOT REQUIRED FOR SUCH OFFER OR TRANSFER AND THAT SUCH OFFER OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR

SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”
     7. Indemnification. (a) Investor acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties of this Agreement and that the Company has relied upon such representations and warranties, and he, she or it hereby agrees to indemnify and hold harmless the Company and its officers, directors, affiliates, shareholders, controlling persons, agents and employees from and against any and all loss, damage or liability due to or arising out of a breach or the inaccuracy of any such representation, warranty or covenant. All representations, warranties and covenants contained in this Agreement, and the indemnification contained in this Section 7(a), shall survive the acceptance of this subscription and will continue in full force without limitation and effect. Investor’s indemnification obligations pursuant to this Section 7 shall not exceed the Purchase Price.
     (b) Company acknowledges that it understands the meaning and legal consequences of the representations and warranties of this Agreement and that Investor has relied upon such representations and warranties, and it hereby agrees to indemnify and hold harmless Investor and its officers, directors, affiliates, shareholders, controlling persons, agents and employees from and against any and all loss, damage or liability due to or arising out of a breach or the inaccuracy of any such representation, warranty or covenant. All representations, warranties and covenants contained in this Agreement, and the indemnification contained in this Section 7(b), shall survive the acceptance of this subscription and will continue in full force without limitation and effect.
     8. Further Agreement of Investor. Investor recognizes and agrees that the Company shall have the right to accept or reject Investor’s subscription, in whole or in part, for any reason whatsoever.
     9. Escrow Account. The Company has entered into an Escrow Agreement with a Computershare Trust Company, N.A. (“Escrow Agent”). The terms of the Escrow Agreement, which the Company hereby agrees to make its commercially reasonable efforts to enforce, are as follows:
     (a) All funds received by the Company from Investor (“Investor Funds” and together with all other funds received by the Company for the Securities, “Investors Funds”) pursuant to subscription agreements will be deposited with or wired to Escrow Agent within ten (10) days following the day upon which proceeds are received by the Company.

     (b) From time to time upon the Company’s request, and at the end of the third business day following the Termination Date (as defined below), Escrow Agent shall notify the Company of the amount of Investors Funds received hereunder. If the following requirements are met: (i) Investors Funds totaling $1,500,000 (the “Minimum Amount”) or more are received by Escrow Agent at any time prior to the Termination Date and (ii) the Company has delivered to the Escrow Agent a written notice (“Notice”) signed by an authorized officer of the Company stating that the Company has received and accepted subscription agreements for the Securities totaling or exceeding the Minimum Amount (i and ii together are the “Requirements”), then Escrow Agent shall pay out the escrowed funds and all earnings thereon when and as directed by such written Notice.
     (c) If the Requirements are not met prior to the Termination Date, Escrow Agent shall refund to each of Investors at such person’s address stated on the list of Investors provided by the Company, or at such other address as shall be furnished to Escrow Agent by the Company in writing, all Investor Funds received by the Escrow Agent for such Investor as stated on the list of Investors.
     (d) If the Company does not accept an investor subscription, the Company will send a written notice to Escrow Agent to return such person’s funds without interest. Such notice shall include the name and address of the payee and the amount to be paid to the payee.
     (e) The “Termination Date” shall be the earlier of June 29, 2007 or the date Escrow Agent receives written notice from the Company that it is abandoning or closing the sale of the Securities and that Escrow Agent is instructed to pay Investor Funds to Investors.
     10. Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Investors at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
     (a) Accuracy of the Investors’ Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.
     (b) Performance by the Investors. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) Delivery of Purchase Price. The Investor shall have delivered to the Company the Purchase Price for the Shares to be purchased by each Investor.
     (e) Delivery of Transaction Documents. This Agreement, together with all applicable exhibits, shall have been duly executed and delivered by the Investors and, with respect to the Escrow Agreement, the escrow agent, to the Company.
     11. Conditions Precedent to the Obligation of the Investor to Close and to Purchase the Securities. The obligation hereunder of the Investor to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.
     (a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date.
     (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
     (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the American Stock Exchange (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.
     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
     (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
     (f) Shares and Warrants. Within three (3) Trading Days following the Closing Date, the Company shall have delivered to the Investors certificates representing the Shares (in such denominations as each Investor may request) and the Warrants (in such denominations as each Investor may request) duly executed by the Company, in each case, being acquired by the Investors at the Closing.

     (g) Secretary’s Certificate. The Company shall have delivered to the Investors a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Company’s certificate of incorporation, (iii) the Company’s bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.
     (h) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Investors a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section.
     12. Headings. Paragraph headings are not to be considered as part of this Agreement, are included solely for convenience, and are not intended to be full or accurate descriptions of the contents thereof.
     13. Construction. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of one gender may be construed as denoting such other gender as is appropriate. The word including (and variations thereof) is used in an illustrative sense rather than a limiting sense.
     14. Succession and Assignment. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or any of their rights, interests or obligations in this Agreement without the prior written consent of the other party.
     15. Notices. Any notices to be sent to the Company, including, without limitation those required by Section 2(i) of this Agreement shall be sent to the following address:
Canyon Resources Corporation
Attn: James K. B. Hesketh
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
Telephone: (303) 278-8464
Facsimile: (303) 279-3772

With a copy to:
Hogan & Hartson L.L.P.
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO 80202
Attn: Richard J. Mattera
Telephone: (303) 454-2471
Facsimile: (303) 899-7333
If to Investor:
to the address set forth on the Signature Page hereto.
     16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of laws.
     17. Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.
     18. Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless it is in writing and is signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement or will affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.
     19. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by Investor in connection with (i) the negotiation, execution and delivery of this Agreement and the transactions contemplated thereunder, and (ii) any amendments, modifications or waivers of this Agreement, which payment shall be made at the initial closing hereunder and shall not exceed an aggregate of $20,000, of which $10,000 has been previously paid, for all investors who participate in this offering and execute a subscription agreement similar to this Agreement on or about the date hereof. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the Warrants, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

     20. Entire Agreement. This Agreement including Exhibit A which is incorporated in and constitutes a part of this Agreement, contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter.
     21. Termination. All representations, warranties, covenants and agreements contained in this Agreement shall terminate and be of no further force and effect upon the first anniversary of the Closing Date; provided, however, that the provisions contained in Sections 4 and 5 hereof shall terminate and be of no further force and effect upon the expiration of the Effectiveness Period.
[Signature page follows]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
1.	Date: May , 2007

2.	Consideration: $ in cash.
Investor represents that:
(a)	the information contained in this Subscription Agreement is complete and accurate and may be relied upon by the Company, and
(b)	Investor will notify the Company immediately of any change in any of such information occurring prior to acceptance of Investor’s subscription.
     IN WITNESS WHEREOF, the undersigned has executed this Agreement and executed the Accredited Investor Certification attached hereto as Exhibit A on this            day of May, 2007.

Signature of Investor	Taxpayer Identification or
Social Security Number

Name and Residence Address	Mailing Address if Different
(Post Office Address Not Acceptable)	from Residence Address
(Post Office Address is Acceptable)
Type of Ownership (check one):

Individual Ownership

Community Property (each spouse must sign)

Joint Tenants with Right of Survivorship (all sign)

Tenants in Common (all sign)

Trust

Corporation

S Corporation

C Corporation

Company

Other (please specify type of entity )
ACCEPTANCE
      This Subscription Agreement between                                              and Canyon Resources Corporation is hereby accepted as of May      , 2007.

Canyon Resources Corporation a Delaware corporation
By:
Name: James K. B. Hesketh
Title: President and CEO

EXHIBIT A
Accredited Investor Certification
     The undersigned prospective investor (“Investor”) hereby represents and warrants to Canyon Resources Corporation, a Delaware corporation (the “Company”), in connection with Investor’s proposed equity investment in the Company pursuant to the Subscription Agreement to which this Certification is Exhibit A (the “Agreement”), that one or more of the conditions below, as marked applies to Investor (please initial the appropriate space):
          Net Worth. The undersigned natural person’s present individual net worth,1 or joint net worth with the undersigned’s spouse, exceeds $1,000,000.
          Individual Income. The undersigned natural person had individual income2 in excess of $200,000 in each of the last two years and reasonably expects such income to be in excess of $200,000 in the current year.
          Joint Income. The undersigned natural person, together with the undersigned’s spouse, had joint income in excess of $300,000 for each of the last two years and reasonably expects to have joint income in excess of $300,000 in the current year.
          Trust. The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the securities of the Company.
          Institutional Investors. The undersigned is (i) a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”)) or any savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act) whether acting in its individual or fiduciary capacity; (ii) an insurance Partnership (as defined in Section 2(13) of the Securities Act); (iii) an investment Partnership registered under the Investment

[1]	For purposes of this Accredited Investor Certification, “net worth” means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

[2]	For purposes of this Accredited Investor Certification, “individual income” means “adjusted gross income” as reported for Federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse and increased by the following amounts (but not including any amount attributable to a spouse or to property owned by spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

Partnership Act of 1940, as amended (the “Investment Partnership Act”), or a business development Partnership as defined in Section 2(a)(48) of the Investment Partnership Act; (iv) a Small Business Investment Partnership licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; (v) a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions of and for the benefit of its employees, if such plan has total assets in excess of $5,000,000; (vi) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Partnership, or registered investment adviser, or if such employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by Accredited Investors; or (vii) any broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
          Private Business Development Company. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
          Entity With Assets in Excess of $5,000,000. The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended (tax exempt organization), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities of the Company, with total assets in excess of $5,000,000.
          Principal of Canyon Resources Corporation The undersigned is a director or executive officer of the Company.
          Entity in Which All Owners Are Accredited Investors. Investor is an entity in which all of the equity owners are accredited investors pursuant to one of the preceding paragraphs or pursuant to some other provision of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act.
[Signature page follows]

     THE UNDERSIGNED ACKNOWLEDGES AND UNDERSTANDS THAT THE COMPANY IS RELYING ON HIS, HER OR ITS REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE IN DETERMINING WHETHER INVESTOR WILL BE PERMITTED TO INVEST IN THE COMPANY PURSUANT TO THE AGREEMENT.
     IN WITNESS WHEREOF, the undersigned has/have executed and made effective this Accredited Investor Certification on this                      day of May, 2007.

ACCREDITED INVESTOR:

If an entity:

By:
Name:
Title:

If an individual or individuals:

(Signature)

(Print Name)

(Signature)

(Print Name)

Schedule of Subscription Agreements

			Number of Series A	Number of Series B
		Number of Shares	Warrants	Warrants
Name	Date Entered Into	Subscribed For	Subscribed For	Subscribed For
Crescent International Ltd.	May 25, 2007	713,012	178,253	534,759
Xodarap Partners, LLC	May 25, 2007	445,633	111,408	334,225
CGM C/F Ronald I Heller IRA	May 25, 2007	445,633	111,408	334,225
Heller Capital Investments, LLC	May 25, 2007	891,266	222,817	668,450
Iroquois Master Fund Ltd.	May 25, 2007	891,266	222,817	668,450
Robert Kalman	May 25, 2007	44,563	11,141	33,422
Hedgehog Capital LLC	May 25, 2007	1,782,531	445,633	1,336,898
Lloyd I. Miller Trust A4	May 25, 2007	1,359,180	339,795	1,019,385
MilFam I, L.P.	May 25, 2007	1,359,180	339,795	1,019,385
Otago Partners, LLC	May 25, 2007	356,506	89,127	267,380
Rudolf J. Mueller	May 25, 2007	534,759	133,690	401,069
Kuhns Brothers, Inc.	May 25, 2007	—	132,353	397,059
Gregory C. Dryer	May 25, 2007	—	198,529	595,588
Total	—	8,823,529	2,536,766	7,610,295

A-4